UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2013, the board of directors (the “Board”) of Regado Biosciences, Inc. (the “Company”) increased the number of directors constituting the Board to 8 directors and appointed Michael E. Mendelsohn, M.D. as a Class III director of the Company effective immediately. Dr. Mendelsohn has been appointed to serve as a member of the nominating and corporate governance committee thereof. In connection with Dr. Mendelsohn’s appointment, the Board determined to reconstitute its nominating and corporate governance committee and effective immediately the nominating and corporate governance committee shall consist of Dr. Treu, as chairman, Dr. Mendelsohn and Mr. Neff. In addition, the Company plans to form a new scientific committee consisting of Dr. Mendelsohn, as chairman, Mr. Podlesak and Dr. Treu.

Dr. Mendelsohn, age 58, served as senior vice president and global franchise head for cardiovascular diseases at Merck & Co., Inc. from June 2010 through October 2013. Prior to Merck, from 1993 to 2010, Dr. Mendelsohn spent 17 years at Tufts Medical Center, where he served as the first-ever chief scientific officer and the executive director of the center’s Molecular Cardiology Research Institute. Prior to Tufts Medical Center, from 1988 to 1993 Dr. Mendelsohn was a member of the faculty of the cardiology division of Brigham and Women’s Hospital and an assistant professor of medicine at Harvard Medical School. Dr. Mendelsohn received his undergraduate degree in Chemistry and English from Amherst College and his M.D. from Harvard Medical School.

Dr. Mendelsohn will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $40,000, an additional annual retainer of $5,000 for his service as a member of the nominating and corporate governance committee, an additional annual retainer of $10,000 for his service as chairman of the scientific committee and an initial award of options to purchase 52,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $5.00, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in full on the one year anniversary of the date of grant, subject to Dr. Mendelsohn’s continued service on the Board through such vesting date. In addition, the Company entered into a consulting arrangement with the Mendelsohn Consulting Group, LLC pursuant to which the Company will pay $10,000 per month for consulting services provided by Dr. Mendelsohn. This agreement shall terminate on March 31, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 — Press release, dated November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name: David J. Mazzo, Ph.D.
Title: President and Chief Executive Officer

Date: November 5, 2013